SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PENUMBRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0605598
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Penumbra Place

1351 Harbor Bay Parkway

Alameda, CA 94502

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-206412

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Penumbra, Inc., a Delaware corporation (the “Registrant”) to be registered hereunder is set forth in the section titled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-206412) as originally filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2015, as subsequently amended (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2: Exhibits

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PENUMBRA, INC.

By:	/s/ Adam Elsesser
	Name:	Adam Elsesser
	Title:	Chairman, Chief Executive Officer and President

Date: September 15, 2015

[Signature page to Form 8-A]

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